UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 7, 2007
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 7, 2007, Brad L. Holman, 33, was appointed as the Company’s Vice President of Accounting and Financial Reporting and its “principal accounting officer.” Mr. Joseph Scirocco, Executive Vice President and Chief Financial Officer of the Company, serves as the Company’s “principal financial officer.” Previously, Mr. Holman served as Director of Financial Reporting since joining the Company in December of 2004. Prior to joining the Company, Mr. Holman was an Audit Manager with Deloitte & Touche, LLP, where he was employed from 1999 to 2004 and was responsible for general audit services of various public and private clients. He is a Certified Public Accountant and holds a B.S. degree in Accounting from Brigham Young University. In connection with his promotion Mr. Holman will receive an increase in his base salary of $35,000 annually.
     There are no arrangements or understandings between Mr. Holman and any other person pursuant to which Mr. Holman is appointed principal accounting officer, nor is there a family relationship between any director or executive officer and Mr. Holman. Mr. Holman has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quiksilver, Inc. (Registrant)
Dated: June 13, 2007	By:	/s/ Charles S. Exon
Charles S. Exon
Executive Vice-President, Business & Legal Affairs, Secretary and General Counsel